UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

ARVINMERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

     On August 3, 2010, ArvinMeritor, Inc. (“ArvinMeritor”) announced that it had entered into an agreement to sell its Body Systems business to 81 Acquisition LLC, an affiliate of Inteva Products, LLC, a wholly owned subsidiary of The Renco Group, Inc., a New York company (the “Agreement”). Total consideration (including $20 million in cash at closing and a promissory note for $15 million) is expected to be approximately $35 million and is subject to certain potential adjustments for items such as working capital fluctuations. The Agreement also provides that the purchaser will pay to the seller an amount equal to the value of the cash that remains in the business at closing, some of which will be paid at closing of the transaction and other amounts to be paid over time. Upon signing of the Agreement, $10 million of the purchase price was placed in escrow pending closing of the sale process. ArvinMeritor expects to complete the transaction by the end of calendar year 2010, subject to regulatory approvals and other customary closing conditions. The Body Systems business is expected to be presented in discontinued operations in ArvinMeritor’s consolidated financial statements at September 30, 2010.

     The Agreement contains customary representations, warranties and covenants of the seller and the purchaser as further set forth in the Agreement. The Agreement also includes provisions governing the retention by the seller and assumption by the purchaser of responsibilities with regard to pension, environmental, warranty and other liabilities; transition of employees and responsibility for employee compensation and benefits; tax matters and post-closing taxes; use of trademarks and logos; and post-closing indemnities between the seller and the purchaser for losses arising from specified events. The Agreement may be terminated prior to closing by agreement of the parties or by either party if the closing does not occur by December 31, 2010 (which deadline will be automatically extended by up to three successive one-month periods in certain events relating to regulatory approvals).

     This description is only a summary of, and is qualified in its entirety by reference to, the terms of the Agreement, which is filed as an exhibit to this Form 8-K.

Forward-Looking Statements

     This Form 8-K contains statements relating to future results of the company that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. There are risks and uncertainties relating to the company’s announced plans to sell its Body Systems business, including the timing and certainty of completion of the sale and the fulfillment of closing conditions, some of which may not be within the company’s control. Until the closing of any sale, the company will be responsible for the operation of this business. Therefore, it is possible that an extended process could result in operating losses and cash requirements for which the company would be responsible, especially if economic conditions begin again to destabilize. In addition, although the company currently expects to sell the entire business, if the company fails to do so, the company may consider other available options, including restructurings and multiple sales of portions of the business (which may involve substantial costs and the potential to lose new or replacement customer awards due to the uncertainty as to the future of the business). In addition, actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions, including the recent global economic crisis; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); whether our liquidity will be affected by declining vehicle production volumes in the future; availability and sharply rising cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; the ability to achieve anticipated or continued cost savings from reduction actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; the outcome of actual and potential product liability and warranty and recall claims; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10 – Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and 81 Acquisition LLC (as Buyer).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: August 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
10–	Purchase and Sale Agreement dated as of August 3, 2010 among Meritor France (as Seller), ArvinMeritor, Inc. (as Seller Guarantor) and 81 Acquisition LLC (as Buyer).